Exhibit 10.1

Second Amendment To Loan Documents

THIS SECOND AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is dated as of June 28, 2005 by and between APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation having an address of 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Borrower”), and INFOTECH USA, INC., a Delaware corporation having an address of 7 Kingsbridge Road, Fairfield, New Jersey 07004 (the “Lender”).

Recitals

A. On or about June 27, 2003, the Lender made a loan to the Borrower in the original principal amount of $1,000,000 (the “Loan”).

B. The Loan is evidenced and secured by, among other things, the following loan documents, all of which are dated June 27, 2003 and all of which were amended by that certain First Amendment to Loan Documents, dated June 29, 2004, between the Borrower and the Lender (collectively, the “Loan Documents”):

(i) Commercial Loan Agreement between the Borrower and the Lender.

(ii) Term Note from the Borrower to the Lender (the “Note”).

(iii) Stock Pledge Agreement from the Borrower to the Lender.

C. The Borrower and the Lender have agreed to amend the Loan and the Loan Documents, all on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Loan Documents.

2. Extension of Maturity Date. The Loan Documents are hereby amended to provide that the Maturity Date of the Loan is extended for one (1) year from June 30, 2005 to June 30, 2006. Without limiting the generality of the foregoing, the definition of the term “Maturity Date” set forth in the Note is hereby changed from “June 30, 2005” to “June 30, 2006.”

3. No Defenses. The Borrower acknowledges that, as of the date hereof, the outstanding principal balance of the Loan is $1,000,000. The Borrower acknowledges and agrees that, as of the date hereof, it has no offsets, counterclaims or defenses of any nature whatsoever to its obligations to the Lender under the Loan Documents.

4. Representations and Warranties. In order to induce the Lender to enter into this Amendment and to amend the Loan Documents as provided herein, the Borrower hereby represents and warrants to the Lender that:

(a) All of the representations and warranties of the Borrower set forth in the Loan Documents are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein.

(b) No Event of Default presently exists and is continuing on and as of the date hereof.

(c) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Amendment, and this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors’ rights generally.

(d) The execution, delivery and performance of this Amendment will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or by-laws of the Borrower, (B) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (C) any mortgage, indenture, lease, contract or other material agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower, other than liens in favor of the Lender.

(e) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery and performance by the Borrower of this Amendment or the validity thereof or the transactions contemplated thereby.

5. Counterparts. This Amendment may be signed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

6. No Change. Except as expressly amended by this Amendment, all of the terms and provisions of the Loan Documents shall continue unmodified in full force and effect, and the same are hereby ratified and reaffirmed in their entirety.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

8. Wells Fargo Contingency. Notwithstanding anything to the contrary contained in this Amendment, it is understood and agreed that this Amendment and the amendments to the Loan and the Loan Documents effected hereby are expressly conditioned and contingent upon the prior written consent of Wells Fargo Business Credit, Inc.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute and deliver this Amendment as of the date set forth on the first page hereof.

Applied Digital Solutions, Inc.

By: /s/ Evan C. McKeown
Name: Evan C. McKeown
Title: Senior V.P., Chief Financial Officer

InfoTech USA, Inc.

By: /s/ J. Robert Patterson
Name: J. Robert Patterson
Title: Vice President, Chief Financial Officer